Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-94640) of ScanSource, Inc. dated July 17, 1995;

(2)	Registration Statement (Form S-8 No. 333-08884) of ScanSource, Inc. dated April 10, 1998;

(3)	Registration Statement (Form S-8 No. 333-49879) of ScanSource, Inc. dated April 10, 1998;

(4)	Registration Statement (Form S-8 No. 333-78281) of ScanSource, Inc. dated May 12, 1999;

(5)	Registration Statement (Form S-8 No. 333-36766) of ScanSource, Inc. dated May 11, 2000;

(6)	Registration Statement (Form S-8 No. 333-110220) of ScanSource, Inc. dated November 4, 2003;

(7)	Registration Statement (Form S-8 No. 333-115534) of ScanSource, Inc. dated May 14, 2004;

(8)	Registration Statement (Form S-8 No. 333-144121) of ScanSource, Inc. dated June 28, 2007; and

(9)	Registration Statement (Form S-8 No. 333-153653) of ScanSource, Inc. dated September 24, 2008 of our reports dated August 27, 2009, with respect to the consolidated financial statements of ScanSource, Inc., and the effectiveness of internal control over financial reporting of ScanSource, Inc., incorporated by reference, included in this Annual Report (Form 10-K) of ScanSource, Inc. for the year ended June 30, 2009.

/s/ Ernst & Young LLP

Greenville, South Carolina

August 27, 2009